UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

Chinook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37345	94-3348934
(Commission File No.)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 900

Seattle, WA

(Address of principal executive offices)

98109

(Zip Code)

Registrant’s telephone number, including area code: (206) 485-7241

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KDNY	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the consummation on August 11, 2023 (the “Merger Closing Date”) of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of June 11, 2023 (the “Merger Agreement”), by and among Chinook Therapeutics, Inc., a Delaware corporation (“Chinook” or the “Company”), Novartis AG, a company organized under the laws of Switzerland (“Parent” or “Novartis”), and Cherry Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Novartis (“Merger Sub”).

As previously disclosed, on August 2, 2023, at a special meeting of stockholders of the Company, the Company’s stockholders voted to adopt the Merger Agreement. On the Merger Closing Date, pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Novartis.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of the Merger Closing Date, immediately prior to consummation of the Merger, the Company terminated the Aduro Biotech, Inc. 2009 Stock Incentive Plan, the Aduro Biotech, Inc. 2015 Employee Stock Purchase Plan, the Chinook Therapeutics, Inc. 2015 Equity Incentive Plan, the Chinook Therapeutics U.S., Inc. 2019 Equity Incentive Plan, the Chinook Therapeutics, Inc. 2022 Equity Inducement Plan and all other non-plan inducement awards.

As previously disclosed, on April 7, 2021, the Company entered into a Sales Agreement (the “Sales Agreement”), as amended by Amendment No. 1 to Sales Agreement dated November 10, 2022 (the “Amendment”, and together with the Sales Agreement, the “A&R Sales Agreement”) with Cantor Fitzgerald & Co. and SVB Securities LLC, previously known as SVB Leerink LLC, (the “Placement Agents”), with respect to an “at-the-market” offering program under which the Company could offer and sell, from time to time at the Company’s sole discretion, shares of its common stock, par value $0.0001 per share (“Chinook common stock”), through the Placement Agents as the sales agents. Effective as of the Merger Closing Date, the Company terminated the A&R Sales Agreement. As a result, the “at-the-market” offering facility under the A&R Sales Agreement is no longer available for use.

A copy of the Sales Agreement was filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2021 (the “2021 Form S-3”). A copy of the Amendment to the Sales Agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2022 (the “2022 Form 10-Q”). The description of the A&R Sales Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the copy of the Sales Agreement filed as Exhibit 1.2 to the 2021 Form S-3 and the copy of the Amendment filed as Exhibit 10.2 to the 2022 Form 10-Q.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Chinook common stock (other than shares owned by the Company, Parent, Merger Sub or certain of their respective subsidiaries (which shares were cancelled) and shares with respect to which appraisal rights were properly exercised and not withdrawn under Delaware law), as of immediately prior to the Effective Time, was automatically converted into the right to receive (i) $40.00 in cash, without interest (the “Per Share Cash Consideration”) and (ii) one contractual contingent value right pursuant to the CVR Agreement (as defined and described below, a “CVR”).

Immediately prior to the Effective Time, Novartis and a rights agent entered into the Contingent Value Rights Agreement in the form attached as Exhibit A to the Merger Agreement (the “CVR Agreement”), governing the terms of the CVRs to be received by the Company’s stockholders and equity incentive award holders. The CVRs are not transferable except under certain limited circumstances, are not evidenced by a certificate or other instrument and are not registered or listed for trading. The CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in Novartis, Merger Sub, the Company or any of their affiliates.

Each CVR represents the right to receive the following contingent cash payments:

•

$2.00 if the U.S. Food and Drug Administration (the “FDA”) approves a new drug application for atrasentan for the treatment of Immunoglobulin A nephropathy, which approval does not impose a risk evaluation and mitigation strategy that is related to liver toxicity, on or before December 31, 2025; and

•	$2.00 if the FDA approves a new drug application for atrasentan for the treatment of focal segmental glomerulosclerosis on or before December 31, 2029.

There is no assurance that the milestones will be achieved during relevant periods, and that the resulting milestone payments will occur.

In addition, pursuant to the Merger Agreement, immediately prior to the Effective Time:

•

each stock option to purchase shares of Chinook common stock (each, a “stock option”) that was then outstanding and unvested became immediately vested and exercisable in full. At the Effective Time, each stock option that was then outstanding was cancelled and converted into the right to receive, with respect to each share of Chinook common stock underlying such stock option, (i) an amount in cash, without interest and subject to applicable withholding taxes, equal to the excess, if any, of (A) the Per Share Cash Consideration over (B) the exercise price per share for such stock option, and (ii) one CVR, provided, however, that if the exercise price per share of Chinook common stock of such stock option was equal to or greater than the Per Share Cash Consideration, such stock option was cancelled without any cash payment, CVR or other consideration being made in respect thereof;

•

each restricted stock unit (“RSU”) that was then outstanding and unvested became immediately vested in full. At the Effective Time, each RSU that was then outstanding was cancelled and converted into the right to receive, with respect to each share of Chinook common stock underlying such RSU, (i) an amount in cash, without interest and subject to applicable withholding taxes, equal to the Per Share Cash Consideration, and (ii) one CVR; and

•

each performance stock unit award in respect of shares of Chinook common stock (each, a “PSU”) that was then outstanding and unvested became vested in full for the maximum number of shares of Chinook common stock underlying such PSU. At the Effective Time, each PSU that was then outstanding was cancelled and converted into the right to receive, with respect to each share of Chinook common stock underlying such PSU, (i) an amount in cash, without interest and subject to applicable withholding taxes, equal to the Per Share Cash Consideration, and (ii) one CVR.

The foregoing descriptions of the Merger, Merger Agreement, CVR Agreement and the other transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and exhibits thereto, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 12, 2023, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Merger Closing Date, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist the shares of Chinook common stock from Nasdaq and deregister the shares of Chinook common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister the shares of Chinook common stock and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of Chinook common stock on Nasdaq was halted prior to the opening of trading on the Merger Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, each share of Chinook common stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Per Share Cash Consideration and one CVR. Accordingly, at the Effective Time, the holders of such shares of Chinook common stock ceased to have any rights as stockholders of the Company, other than the right to receive the Per Share Cash Consideration and one CVR.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became an indirect wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Pursuant to the Merger Agreement, at the Effective Time, each of Eric Dobmeier, Srinivas Akkaraju, Jerel Davis, William M. Greenman, Michelle Griffin, Mahesh Krishnan, Dolca Thomas and Robert W. Azelby ceased to be directors of the Company and members of any committee of the Company’s board of directors, and the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company. Additionally, at the Effective Time, each of Eric Dobmeier, Eric Bjerkholt, Tom Frohlich, Andrew King and Andrew Oxtoby ceased to be officers of the Company, and the officers of Merger Sub immediately prior to the Effective Time became the officers of the Company.

On August 9, 2023, the Company’s Board approved the Chinook Therapeutics, Inc. Gross-Up Plan (the “Plan”), which provides each of a specified group of participating executives (including Eric Dobmeier, Andrew King and Eric Bjerkholt) with the right to receive a gross-up payment in the event that any payments or benefits in the nature of compensation provided to such participant in connection with the Merger become subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code. The gross-up payment would generally place the participant in the same after-tax position that the participant would have been in if the excise tax did not apply to the participant, subject to an aggregate $11.6 million cap in total gross-up payments that may be made to all participants under the Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the completion of the Merger and pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 11, 2023, by and among Chinook Therapeutics, Inc., Novartis AG and Cherry Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to Chinook Therapeutics, Inc.’s Current Report on Form 8-K, filed June 12, 2023).

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2023

Chinook Therapeutics, Inc.

By:	/s/ Eric Dobmeier
Name:	Eric Dobmeier
Title:	President and Chief Executive Officer